EXHIBIT 99

Home Properties, Inc.
Earnings Release and Supplemental Information
First Quarter 2013

-i-

FOR IMMEDIATE RELEASE

Home Properties Reports First Quarter 2013 Results

ROCHESTER, N.Y., May 2, 2013 – Home Properties, Inc. (NYSE: HME) today released financial results for the first quarter ended March 31, 2013.  All results are reported on a diluted basis.

“Positive rent growth and high occupancy contributed to a solid increase in net operating income in the first quarter, supporting our view that 2013 will be another good year for Home Properties,” said Edward J. Pettinella, Home Properties President and CEO.  “The business environment for Home and the multifamily sector in 2013 remains favorable, although we do not expect the record level of earnings growth we experienced in 2012, which was a truly great year.”

Earnings per share ("EPS") for the quarter ended March 31, 2013 was $0.99, compared to $0.31 for the quarter ended March 31, 2012.  The $0.68 increase in EPS is primarily attributable to a $40.4 million gain on disposition of property combined with a $5.6 million increase in income from continuing operations from both the properties owned throughout 2012 and 2013 (the “Core” properties) and those acquired, developed, or redeveloped subsequent to January 1, 2012 (the “Non-Core” properties).

For the quarter ended March 31, 2013, Funds From Operations ("FFO") were $66.0 million, or $1.05 per share, compared to $58.4 million, or $0.98 per share, for the quarter ended March 31, 2012, which equates to a 7.5% increase on a per-share basis.  A reconciliation of GAAP net income to FFO is included in the financial data accompanying this news release.

First Quarter Operating Results

For the first quarter of 2013, same-property comparisons (for 114 Core properties containing 38,941 apartment units owned since January 1, 2012) reflected an increase in rental income of 4.2% and a 3.7% increase in total revenues compared to the same quarter a year ago.  Net operating income (“NOI”) increased by 5.4% from the first quarter of 2012.  Property level operating expenses increased by 0.9% compared to the prior year quarter, primarily due to increases in natural gas heating costs, personnel expense, real estate taxes, and snow removal costs, which were partially offset by a decrease in legal and professional costs, office and telephone, and property insurance.

Average physical occupancy for the Core properties was 95.7% during the first quarter of 2013, up from 94.9% during the first quarter of 2012.  Average monthly rental rates of $1,277 represent a 3.3% increase compared to the year-ago period.

On a sequential basis, compared to the 2012 fourth quarter results for Core properties, rental income (excluding utility recovery) was up 0.8% in the first quarter of 2013, total revenues increased 1.8%, expenses were up 5.1% and NOI was essentially flat.  Average physical occupancy increased 0.2% to 95.7%.

Home Properties Reports First Quarter 2013 Results
For Immediate Release:  May 2, 2013

Physical occupancy for the 3,183 apartment units acquired/developed/redeveloped between January 1, 2012 and March 31, 2013 averaged 88.1% during the first quarter of 2013, at average monthly rents of $1,296.

Acquisitions/Dispositions

There were no acquisitions of apartment communities during the first quarter of 2013.

As previously reported, during the first quarter of 2013, the Company completed two separate sale transactions, totaling 511 units, for $109.1 million, producing approximately $64 million in net proceeds.  A gain on sale of approximately $40.4 million was recorded in the first quarter related to these sales.  A gain of approximately $1.3 million was deferred pending certain approvals that management anticipates receiving in the second quarter of 2013.  The two apartment communities sold were located in the Long Island and Washington, D.C. regions.

Subsequent to the end of the quarter, the Company sold one apartment community in the Philadelphia region with a total of 158 units, for $15 million. A gain on sale of approximately $3.3 million will be recorded in the second quarter of 2013 related to this sale.

Development

On January 8, 2013, the Company purchased land for development located in Tysons Corner, Virginia for $26.9 million.  The Company intends to develop a residential community, in multiple phases, which will contain 694 units for an estimated total cost of $232 million.  This development has been previously disclosed as Westpark Tysons in the quarterly supplemental information.

Capital Markets Activities

As of March 31, 2013, the Company’s ratio of debt-to-total market capitalization was 40.3% (based on a March 28, 2013 stock price of $63.42 used to determine equity value), with $169 million outstanding on its $275 million revolving credit facility and $8 million of unrestricted cash on hand.  Total debt of $2.7 billion was outstanding, at interest rates averaging 4.6% and with staggered maturities averaging five years.  Approximately 87% of total indebtedness was at fixed rates.  Interest coverage for the quarter was 3.1 times and the fixed charge ratio was 3.0 times.

The Company repaid maturing debt of approximately $60 million during the first quarter on three properties which had a weighted average interest rate of 5.44%.   These properties are now part of the unencumbered asset pool.

The Company has an At-The-Market equity offering program through which it may sell up to 4.4 million common shares.  During the first quarter of 2013, 407,296 shares were issued at an average price of $63.48 generating gross proceeds of $25.9 million and net proceeds of $25.3 million.  Pending trades at the end of March included an additional 52,113 shares issued at an average price of $63.74 generating net proceeds of $3.3 million.  Since the current program’s inception, 2,430,233 shares have been issued at an average price of $62.81 generating gross proceeds of $152.6 million and net proceeds of $149.4 million.  There are approximately two million common shares that remain available under this program.

Home Properties Reports First Quarter 2013 Results
For Immediate Release:  May 2, 2013

Outlook

Based solely on the actual first quarter results as compared to expectations, the Company has increased the midpoint of its prior guidance by two cents to $4.38 and the range of FFO per share to $4.32 to $4.44.  The guidance range of both FFO and Operating FFO per share results for the second quarter of 2013 is $1.07 to $1.11.  The Company expects to include additional commentary on projected results for the balance of the year when it announces second quarter 2013 financial results.

Dividend Declared

The Company announced a regular cash dividend on the Company’s common shares of $0.70 per share for the quarter ended March 31, 2013.  The dividend is payable on May 24, 2013 to shareholders of record on May 14, 2013 and is equivalent to an annualized rate of $2.80 per share.  The current annual dividend represents a 4.3% yield based on the April 29 closing price of $64.48.  Home Properties’ common stock will begin trading ex-dividend on May 10, 2013.

Supplemental Information

The Company produces supplemental information that includes details regarding property operations, other income, acquisitions, sales, geographic market breakdown, debt and new development.  The supplemental information is available via the Company's website through the "Investors" section or e-mail upon request.

First Quarter 2013 Earnings Conference Call

The Company will conduct a conference call and simultaneous webcast tomorrow at 11:00 AM ET to review and comment on the information reported in this release.  The webcast, which includes audio and a slide presentation, will be available, live at 11:00 AM and archived by 1:00 PM, through the "Investors" section home page of the website homeproperties.com.  For live audio-only participation, please dial 800-913-1647 (International 212-231-2900).

Second Quarter 2013 Conference/Event Schedule

Home Properties is scheduled to participate in REITWeek 2013:® NAREIT's Investor Forum® from June 5-7, 2013 in Chicago.  Management will present information and answer questions about its operations on Wednesday, June 5, from 11:45 AM-12:15 PM CT.  The audio presentation and related materials will be available at homeproperties.com in the “Investors” section.  Details on how to access any presentation or related materials will be available at homeproperties.com in the “Investors” section.

Second Quarter 2013 Earnings Release and Conference Call

The Company’s second quarter 2013 financial results are scheduled to be released after the stock market closes on Thursday, August 1, 2013.  A conference call, which will be simultaneously webcast, is scheduled for Friday, August 2, 2013 at 11:00 AM ET and will be accessible following the instructions for the current quarter's conference call.

Home Properties Reports First Quarter 2013 Results
For Immediate Release:  May 2, 2013

This release contains forward-looking statements. Although the Company believes expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  Factors that may cause actual results to differ include general economic and local real estate conditions, weather and other conditions that might affect operating expenses, the timely completion of repositioning and new development activities within anticipated budgets, the actual pace of future acquisitions and dispositions, and continued access to capital to fund growth.

Home Properties is a publicly traded apartment real estate investment trust that owns, operates, develops, acquires and rehabilitates apartment communities primarily in selected Northeast and Mid-Atlantic markets.  An S & P 400 Company, Home Properties owns and operates 118 communities containing 41,966 apartment units.  For more information, visit Home Properties’ website at www.homeproperties.com.

Home Properties Reports First Quarter 2013 Results
For Immediate Release:  May 2, 2013

HOME PROPERTIES, INC.
SUMMARY OF OCCUPANCY AND PROPERTY OPERATING RESULTS

	Avg. Physical
First Quarter Results:	Occupancy(a)		1Q 2013	1Q 2013 vs. 1Q 2012 % Growth
			Average
			Monthly	Base
			Rent/	Rental	Total	Total
	1Q 2013	1Q 2012	Occ Unit	Rates	Revenue	Expense	NOI
Core Properties(b)	95.7%	94.9%	$1,277	3.3%	3.7%	0.9%	5.4%
Non-Core Properties(c)	88.1%	NA	$1,296	NA	NA	NA	NA
TOTAL PORTFOLIO	95.1%	NA	$1,278	NA	NA	NA	NA

(a)
Average physical occupancy is defined as total possible rental income, net of vacancy expense, as a percentage of total possible rental income. Total possible rental income is determined by valuing occupied units at contract rates and vacant units at market rents.

(b)	Core Properties consist of 114 properties with 38,941 apartment units owned throughout 2012 and 2013.

(c)
Non-Core Properties consist of 5 properties with 3,183 apartment units acquired, developed, or redeveloped subsequent to January 1, 2012, such that full year comparable operating results are not available.

Home Properties Reports First Quarter 2013 Results
For Immediate Release:  May 2, 2013

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)

	Three Months Ended
	March 31
	2013	2012
Rental income	$152,143	$138,762
Property other income	14,688	14,451
Other income	249	10
Total revenues	167,080	153,223
Operating and maintenance	62,010	58,727
General and administrative	9,082	8,312
Interest	30,623	30,460
Depreciation and amortization	42,811	38,808
Other expenses	17	18
Total expenses	144,543	136,325
Income from continuing operations	22,537	16,898
Discontinued operations
Income (loss) from discontinued operations	(570)	1,888
Gain on disposition of property	40,359	-
Discontinued operations	39,789	1,888
Net income	62,326	18,786
Net income attributable to noncontrolling interest	(10,446)	(3,398)
Net income attributable to common stockholders	$51,880	$15,388
Reconciliation from net income attributable to common stockholders to Funds From Operations:
Net income available to common stockholders	$51,880	$15,388
Real property depreciation and amortization	42,665	39,658
Noncontrolling interest	10,446	3,398
Gain on disposition of property	(40,359)	-
FFO - basic and diluted, as defined by NAREIT	64,632	58,444
Loss from early extinguishment of debt in connection with sale of real estate	1,416	-
FFO - basic and diluted (1)	$66,048	$58,444

(1)
Pursuant to the updated guidance for Funds From Operations provided by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), FFO is defined as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")) excluding gains or losses from disposition of property, impairment write-downs of depreciable real estate, noncontrolling interest and extraordinary items plus depreciation from real property.  The Company adds back debt extinguishment costs and other one-time costs incurred as a result of repaying property specific debt triggered upon sale of a property.  Because of the limitations of the FFO definition as published by NAREIT as set forth above, the Company has made certain interpretations in applying the definition.  The Company believes all adjustments not specifically provided for are consistent with the definition.  Other similarly titled measures may not be calculated in the same manner.

Home Properties Reports First Quarter 2013 Results
For Immediate Release:  May 2, 2013

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)
	Three Months Ended
	March 31
	2013	2012
FFO – basic and diluted	$66,048	$58,444
FFO – basic and diluted	$66,048	$58,444
Acquisition costs of closed deals included in other expenses	17	18
Operating FFO (2)	$66,065	$58,462
FFO – basic and diluted	$66,048	$58,444
Recurring non-revenue generating capital expenses	(9,034)	(8,900)
AFFO (3)	$57,014	$49,544
Operating FFO	$66,065	$58,462
Recurring non-revenue generating capital expenses	(9,034)	(8,900)
Operating AFFO (2) (3)	$57,031	$49,562
Weighted average shares/units outstanding:
Shares – basic	51,618.7	48,334.5
Shares – diluted	52,325.4	49,013.0
Shares/units – basic (4)	62,045.9	59,037.5
Shares/units – diluted (4)	62,752.6	59,716.1
Per share/unit:
Net income – basic	$1.01	$0.32
Net income – diluted	$0.99	$0.31
FFO – basic	$1.06	$0.99
FFO – diluted	$1.05	$0.98
Operating FFO (2)	$1.05	$0.98
AFFO (3)	$0.91	$0.83
Operating AFFO (2) (3)	$0.91	$0.83
Common Dividend paid	$0.70	$0.66

(2)	Operating FFO is defined as FFO as adjusted for the addback of acquisition costs on closed deals.

(3)
Adjusted Funds From Operations ("AFFO") is defined as FFO less an annual reserve for anticipated recurring, non-revenue generating capitalized costs of $848 per apartment unit.  The resulting sum is divided by the weighted average shares/units on a diluted basis to arrive at AFFO per share/unit.

(4)
Basic includes common stock outstanding plus operating partnership units in Home Properties, L.P., which can be converted into shares of common stock.  Diluted includes additional common stock equivalents.

Home Properties Reports First Quarter 2013 Results
For Immediate Release:  May 2, 2013

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands - Unaudited)

	March 31, 2013	December 31, 2012
Land	$781,105	$791,604
Construction in progress	130,392	83,241
Buildings, improvements and equipment	4,537,478	4,580,381
	5,448,975	5,455,226
Accumulated depreciation	(1,133,012)	(1,108,840)
Real estate, net	4,315,963	4,346,386

Cash and cash equivalents	8,090	21,092
Cash in escrows	34,744	26,971
Accounts receivable	15,389	13,406
Prepaid expenses	14,944	19,504
Deferred charges	12,539	13,429
Other assets	4,885	10,704
Total assets	$4,406,554	$4,451,492
Mortgage notes payable	$2,054,926	$2,165,027
Unsecured notes payable	450,000	450,000
Unsecured line of credit	169,000	162,500
Accounts payable	28,868	22,691
Accrued interest payable	11,828	9,974
Accrued expenses and other liabilities	30,003	33,887
Security deposits	18,805	19,146
Total liabilities	2,763,430	2,863,225

Common stockholders’ equity	1,370,426	1,320,968
Noncontrolling interest	272,698	267,299
Total equity	1,643,124	1,588,267
Total liabilities and equity	$4,406,554	$4,451,492

Total shares/units outstanding:
Common stock	52,103.1	51,508.1
Operating partnership units	10,411.1	10,455.6
	62,514.2	61,963.7

For further information:

David P. Gardner, Executive Vice President and Chief Financial Officer, (585) 246-4113
Charis W. Warshof, Vice President, Investor Relations, (585) 295-4237

###

Property Results

First Quarter 2013							1Q '13 Versus 1Q '12
		1Q '13					% Growth				1Q '13
	# of	Company	Date	1Q '13	1Q '13	1Q '12	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired	Rent/Mo	Occup	Occup	Rates(2)	Revenue	Expense	NOI	% NOI (1)
Baltimore
Annapolis Roads	282		6/17/2010	$1,294	92.9%	95.1%	3.2%	2.8%	(7.1%)	8.2%
Bonnie Ridge	960		7/1/1999	1,156	94.0%	95.5%	2.8%	0.9%	3.0%	(0.2%)
Canterbury	618		7/15/1999	1,027	94.2%	94.1%	3.6%	1.3%	(0.3%)	2.1%
Charleston Place	858		9/30/2010	1,214	95.2%	96.0%	4.8%	5.0%	4.4%	5.2%
Country Village	344		4/30/1998	1,043	95.0%	95.9%	1.4%	0.3%	3.4%	(1.5%)
Dunfield	312		11/1/2007	1,224	95.9%	95.7%	3.2%	4.8%	(2.6%)	8.2%
Fox Hall	720		3/28/2007	909	92.6%	94.4%	2.7%	(3.9%)	(2.2%)	(5.3%)
Gateway Village	132		7/15/1999	1,393	95.4%	93.9%	1.7%	2.3%	6.0%	0.5%
Heritage Woods	164		10/4/2006	1,185	94.8%	95.1%	(0.3%)	(1.4%)	2.0%	(3.0%)
Howard Crossing	1,350		6/28/2012	1,125	93.8%	n/a	n/a	n/a	n/a	n/a
Middlebrooke	208		4/1/2010	991	95.1%	94.8%	1.5%	4.2%	0.2%	6.5%
Mill Towne Village	384		5/31/2001	944	97.4%	94.9%	3.4%	5.0%	(4.6%)	10.5%
Morningside Heights	1,050		4/30/1998	951	94.3%	91.6%	3.4%	5.2%	(5.9%)	11.5%
Owings Run	504		7/15/1999	1,291	94.7%	94.9%	3.0%	3.6%	2.7%	3.9%
Ridgeview at Wakefield Valley	204		1/13/2005	1,225	97.4%	97.2%	1.6%	2.6%	(0.8%)	4.5%
Saddle Brooke	468		10/29/2008	1,135	92.6%	94.6%	6.0%	5.7%	3.7%	6.7%
Selford	102		7/15/1999	1,449	95.6%	96.1%	4.0%	3.0%	(0.6%)	4.6%
The Apts. at Cambridge Court	544		8/23/2011	1,367	91.5%	91.7%	3.3%	2.6%	(1.5%)	4.9%
The Coves at Chesapeake	469		11/20/2006	1,319	94.8%	93.1%	4.3%	6.3%	(3.9%)	10.9%
The Greens at Columbia	168		7/29/2010	1,456	95.0%	95.6%	4.1%	3.4%	5.3%	2.7%
Top Field	156		10/4/2006	1,332	96.9%	94.3%	2.6%	3.3%	(4.1%)	6.4%
Village Square	370		7/15/1999	1,209	95.8%	95.7%	2.1%	2.3%	5.3%	1.0%
Westbrooke	110		4/1/2010	893	97.4%	95.6%	5.5%	8.4%	0.3%	15.3%
Total Baltimore	10,477	24.9%		$1,143	94.4%	94.5%	3.3%	2.9%	(0.2%)	4.4%	23.4%

Boston
Gardencrest	695		6/28/2002	$1,668	96.6%	96.2%	4.3%	4.1%	10.8%	0.7%
Highland House	172		5/31/2006	1,282	95.7%	97.4%	5.4%	2.3%	(2.4%)	6.6%
Liberty Commons	120		8/30/2006	1,300	95.9%	96.3%	1.3%	3.0%	4.8%	2.2%
Liberty Place	107		6/6/2006	1,521	95.0%	96.2%	2.7%	3.7%	2.3%	4.8%
Redbank Village	500		7/8/1998	954	95.5%	97.6%	3.0%	0.8%	4.3%	(1.3%)
Stone Ends	280		2/12/2003	1,328	97.4%	94.5%	2.9%	7.2%	(14.0%)	25.5%
The Commons at Haynes Farm	302		7/15/2011	1,330	97.2%	95.8%	5.5%	8.0%	23.6%	(0.1%)
The Heights at Marlborough	348		9/7/2006	1,282	95.4%	93.3%	5.5%	7.1%	(8.9%)	21.5%
The Meadows at Marlborough	264		9/7/2006	1,239	96.9%	93.8%	5.1%	7.8%	(5.0%)	19.6%
The Townhomes of Beverly	204		2/15/2007	1,585	97.5%	96.7%	5.0%	5.5%	4.0%	6.3%
The Village at Marshfield	276		3/17/2004	1,233	96.2%	95.7%	4.9%	3.2%	(17.2%)	22.0%
Westwoods	35		4/30/2007	1,376	98.6%	94.6%	6.9%	9.8%	(17.9%)	43.4%
Total Boston	3,303	7.8%		$1,342	96.4%	95.8%	4.3%	4.9%	0.3%	7.9%	7.8%

First Quarter 2013							1Q '13 Versus 1Q '12
		1Q '13					% Growth				1Q '13
	# of	Company	Date	1Q '13	1Q '13	1Q '12	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired	Rent/Mo	Occup	Occup	Rates(2)	Revenue	Expense	NOI	% NOI (1)
Chicago
Blackhawk	371		10/20/2000	$907	95.9%	95.3%	2.3%	4.6%	(0.2%)	9.6%
Courtyards Village	224		8/29/2001	911	98.2%	96.9%	4.2%	4.8%	(2.3%)	10.9%
Cypress Place	192		12/27/2000	1,039	98.2%	96.7%	5.4%	7.4%	1.3%	12.2%
Lakeview Townhomes	120		10/18/2010	1,241	96.2%	94.0%	3.7%	5.7%	11.4%	1.9%
The Colony	783		9/1/1999	912	97.1%	96.5%	3.1%	3.4%	(4.6%)	10.2%
The Gates of Deer Grove	204		12/15/2011	1,043	95.8%	92.2%	0.4%	5.7%	8.2%	3.5%
The New Colonies	672		6/23/1998	769	96.3%	95.6%	(0.2%)	2.1%	8.1%	(2.6%)
Total Chicago	2,566	6.1%		$909	96.8%	95.6%	2.3%	4.1%	1.6%	6.2%	4.0%

Florida
The Hamptons	668		7/7/2004	$1,037	93.4%	93.7%	4.2%	5.5%	(9.3%)	23.7%
Vinings at Hampton Village	168		7/7/2004	1,160	96.3%	95.6%	4.2%	4.6%	(10.4%)	22.7%
Total Florida	836	2.0%		$1,062	94.0%	94.1%	4.2%	5.3%	(9.5%)	23.5%	1.4%

Long Island
Bayview / Colonial	160		11/1/2000	$1,340	98.9%	99.1%	3.8%	5.1%	16.4%	(2.5%)
Cambridge Village	82		3/1/2002	1,912	98.7%	98.0%	3.3%	3.4%	0.9%	5.0%
Crescent Club	257		9/30/2010	1,378	95.7%	93.0%	4.3%	7.0%	1.2%	11.5%
Devonshire Hills	656		7/16/2001	1,651	96.6%	96.5%	2.0%	(0.0%)	2.4%	(1.4%)
Hawthorne Court	434		4/4/2002	1,494	97.2%	97.0%	1.9%	2.6%	2.4%	2.8%
Heritage Square	80		4/4/2002	1,865	99.5%	98.9%	3.9%	4.1%	(7.8%)	13.4%
Holiday Square	144		5/31/2002	1,303	99.6%	97.9%	4.1%	5.9%	3.0%	8.1%
Lake Grove	368		2/3/1997	1,529	96.5%	97.0%	3.7%	4.1%	(0.6%)	7.2%
Mid-Island Estates	232		7/1/1997	1,483	97.3%	98.4%	2.9%	(0.1%)	6.9%	(4.6%)
Sayville Commons	342		7/15/2005	1,662	97.7%	96.3%	3.2%	4.8%	5.6%	4.1%
Southern Meadows	452		6/29/2001	1,502	96.1%	95.5%	4.1%	5.7%	3.6%	7.3%
Westwood Village	242		3/1/2002	2,547	95.1%	95.2%	4.4%	5.4%	4.5%	6.1%
Woodmont Village	97		3/1/2002	1,392	95.6%	97.6%	2.8%	(1.4%)	0.8%	(2.6%)
Yorkshire Village	40		3/1/2002	1,985	97.9%	97.6%	6.0%	8.9%	(2.1%)	22.0%
Total Long Island	3,586	8.5%		$1,611	96.8%	96.5%	3.3%	3.4%	3.1%	3.7%	10.1%

First Quarter 2013							1Q '13 Versus 1Q '12
		1Q '13					% Growth				1Q '13
	# of	Company	Date	1Q '13	1Q '13	1Q '12	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired	Rent/Mo	Occup	Occup	Rates(2)	Revenue	Expense	NOI	% NOI (1)
New Jersey
Barrington Gardens	148		3/1/2005	$1,346	97.9%	95.9%	7.6%	6.3%	(13.0%)	20.3%
Chatham Hill	308		1/30/2004	1,946	92.8%	92.9%	5.9%	4.3%	3.2%	4.8%
East Hill Gardens	33		7/8/1998	1,602	100.0%	98.2%	0.4%	1.7%	(0.3%)	2.9%
Hackensack Gardens	198		3/1/2005	1,202	97.3%	96.4%	4.3%	3.7%	0.7%	6.4%
Jacob Ford Village	270		2/15/2007	1,375	97.9%	99.2%	6.1%	2.3%	(5.8%)	6.8%
Lakeview	106		7/8/1998	1,459	98.2%	96.6%	3.2%	6.6%	(5.5%)	16.8%
Northwood	134		1/30/2004	1,416	96.3%	96.0%	3.1%	3.0%	(0.8%)	6.7%
Oak Manor	77		7/8/1998	1,961	98.0%	97.5%	6.0%	4.7%	(2.0%)	8.3%
Pleasant View	1,142		7/8/1998	1,208	96.5%	94.7%	2.3%	3.5%	(0.3%)	6.4%
Pleasure Bay	270		7/8/1998	1,104	97.2%	95.4%	4.0%	5.5%	3.4%	7.3%
Royal Gardens	550		5/28/1997	1,307	95.1%	96.1%	2.5%	1.7%	0.6%	2.6%
Wayne Village	275		7/8/1998	1,468	97.1%	97.3%	2.8%	2.2%	(2.2%)	4.8%
Windsor Realty	67		7/8/1998	1,333	97.9%	95.5%	2.0%	2.5%	7.4%	(1.6%)
Total New Jersey	3,578	8.5%		$1,354	96.3%	95.7%	3.7%	3.5%	(0.7%)	6.3%	8.6%

Philadelphia
Castle Club	158		3/15/2000	$994	96.4%	96.6%	(1.0%)	(0.5%)	(4.0%)	2.5%
Glen Manor	174		9/23/1997	829	95.9%	95.6%	0.9%	2.4%	6.7%	(2.0%)
Golf Club	399		3/15/2000	1,155	95.7%	94.8%	3.4%	2.2%	(3.2%)	5.4%
Hill Brook Place	274		7/28/1999	947	94.5%	94.7%	2.2%	4.2%	(0.4%)	8.9%
Home Properties of Bryn Mawr	316		3/15/2000	1,472	98.4%	98.4%	6.3%	6.1%	9.2%	4.7%
Home Properties of Devon	631		3/15/2000	1,268	96.8%	93.3%	5.4%	7.5%	(5.6%)	15.7%
New Orleans Park	442		7/28/1999	908	93.3%	94.3%	2.6%	1.4%	(0.6%)	3.6%
Racquet Club East	466		7/7/1998	1,125	96.1%	95.1%	2.2%	3.2%	2.1%	4.0%
Racquet Club South	103		5/27/1999	953	93.9%	95.1%	1.8%	0.5%	4.8%	(3.7%)
Ridley Brook	244		7/28/1999	984	95.3%	96.1%	2.9%	1.4%	3.7%	(0.7%)
Sherry Lake	298		7/23/1998	1,314	95.4%	97.7%	6.2%	3.7%	(0.8%)	6.2%
The Brooke at Peachtree Village	146		8/15/2005	1,222	98.3%	97.7%	5.8%	7.5%	0.0%	12.0%
The Landings	384		11/22/1996	1,108	96.7%	95.7%	6.2%	5.2%	4.0%	6.1%
Trexler Park	250		3/15/2000	1,141	95.0%	93.2%	3.8%	2.7%	7.0%	0.1%
Trexler Park West	216		8/15/2008	1,380	97.7%	95.5%	3.6%	6.6%	0.7%	9.5%
Waterview	203		7/14/2011	1,077	93.9%	92.0%	2.4%	7.5%	(10.9%)	23.4%
William Henry	363		3/15/2000	1,213	94.5%	94.9%	3.0%	(4.6%)	(17.0%)	5.2%
Total Philadelphia	5,067	12.0%		$1,142	95.9%	95.2%	3.8%	3.6%	(1.3%)	6.9%	11.1%

First Quarter 2013							1Q '13 Versus 1Q '12
		1Q '13					% Growth				1Q '13
	# of	Company	Date	1Q '13	1Q '13	1Q '12	Rental	Total	Total	Total	Company
Region	Units	% Units (1)	Acquired	Rent/Mo	Occup	Occup	Rates(2)	Revenue	Expense	NOI	% NOI (1)
Washington, D.C.
1200 East West	247		5/11/2010	$1,890	96.4%	96.8%	0.9%	(0.2%)	44.6%	(18.4%)
Arbor Park of Alexandria	851		Redevelopment	1,542	75.3%	79.2%	8.4%	2.7%	1.1%	3.6%
Braddock Lee	255		3/13/1998	1,425	97.2%	97.5%	4.5%	4.3%	8.4%	2.0%
Cider Mill	864		9/27/2002	1,218	95.9%	95.8%	3.6%	2.7%	(5.2%)	9.1%
Cinnamon Run	511		12/28/2005	1,285	92.6%	93.8%	2.0%	(1.0%)	1.3%	(2.1%)
Courts at Huntington Station	421		6/15/2011	1,993	94.9%	74.2%	(1.6%)	23.5%	10.3%	31.0%
East Meadow	150		8/1/2000	1,454	96.5%	97.9%	4.8%	(0.1%)	12.0%	(6.2%)
Elmwood Terrace	504		6/30/2000	988	95.8%	95.8%	4.3%	5.3%	7.0%	4.0%
Hunters Glen	108		4/19/2011	1,011	93.1%	96.7%	5.8%	2.5%	11.2%	(2.2%)
Mount Vernon Square	1,387		12/27/2006	1,323	94.6%	93.0%	4.1%	5.9%	4.7%	6.5%
Newport Village	937		10/17/2011	1,554	96.0%	93.1%	0.4%	3.3%	1.1%	4.4%
Park Shirlington	294		3/13/1998	1,419	95.7%	97.6%	4.5%	0.5%	3.5%	(1.2%)
Peppertree Farm	879		12/28/2005	1,257	92.3%	94.5%	1.9%	0.6%	2.5%	(0.4%)
Seminary Hill	296		7/1/1999	1,402	97.2%	97.0%	4.1%	4.2%	3.8%	4.5%
Seminary Towers	544		7/1/1999	1,469	96.4%	94.8%	3.7%	3.3%	5.5%	2.0%
Somerset Park	108		10/11/2011	1,505	97.5%	96.9%	5.8%	5.4%	3.4%	6.5%
Tamarron	132		7/15/1999	1,640	95.7%	95.4%	5.4%	6.9%	(5.3%)	11.8%
The Apts. at Cobblestone Square	314		6/14/2012	1,301	94.5%	n/a	n/a	n/a	n/a	n/a
The Apts. at Wellington Trace	240		3/2/2004	1,411	96.2%	97.1%	3.0%	3.8%	(2.7%)	6.6%
The Courts at Dulles	411		11/30/2011	1,549	95.6%	91.7%	0.6%	4.2%	2.6%	5.1%
The Courts at Fair Oaks	364		9/30/2010	1,533	97.7%	96.8%	4.3%	5.3%	7.0%	4.7%
The Manor - MD	435		8/31/2001	1,334	96.2%	94.8%	2.3%	4.0%	(4.4%)	8.7%
The Manor - VA	198		2/19/1999	1,134	93.7%	97.1%	4.8%	(0.5%)	(5.1%)	2.6%
The Manor East	164		5/11/2012	1,099	90.5%	n/a	n/a	n/a	n/a	n/a
The Sycamores	185		12/16/2002	1,475	96.4%	97.1%	4.3%	3.8%	13.8%	(0.8%)
Village at Potomac Falls	247		8/5/2010	1,428	97.1%	96.3%	5.4%	6.0%	1.5%	8.5%
Virginia Village	344		5/31/2001	1,442	97.3%	95.0%	3.5%	2.8%	(12.0%)	11.3%
West Springfield	244		11/18/2002	1,573	96.6%	95.2%	2.8%	2.5%	3.3%	2.1%
Westchester West	345		12/30/2008	1,368	91.8%	93.8%	4.9%	1.5%	3.7%	0.3%
Woodleaf	228		3/19/2004	1,284	97.0%	96.3%	0.1%	(2.4%)	(11.6%)	1.7%
Woodway at Trinity Centre	504		5/17/2012	1,404	95.4%	n/a	n/a	n/a	n/a	n/a
Total Washington, D.C.	12,711	30.2%		$1,399	95.4%	93.7%	2.8%	4.0%	3.1%	4.5%	33.6%

Total Properties	42,124	100.0%		$1,278	95.1%	n/a	n/a	n/a	n/a	n/a	100.0%
Total Core Properties	38,941			$1,277	95.7%	94.9%	3.3%	3.7%	0.9%	5.4%

(1)	Represents the percentage of the Company's total Units/NOI attributed to each region, including Core and Non-Core Properties.
(2)	Reflects net change in base rental rates before utility reimbursements and economic occupancy changes.

Physical Occupancy Comparison by Region - Core Properties

Sequential Comparison
First Quarter 2013 vs. Fourth Quarter 2012
Region	% Units	1Q '13	4Q '12	Variance
Baltimore	23.4%	94.4%	94.1%	0.3%
Boston	8.5%	96.4%	95.8%	0.6%
Chicago	6.6%	96.8%	95.3%	1.5%
Florida	2.2%	94.0%	94.6%	(0.6%)
Long Island, New Jersey	18.4%	96.6%	97.0%	(0.4%)
Philadelphia	13.0%	95.9%	95.0%	0.9%
Washington, D.C.	27.9%	95.4%	95.1%	0.3%

Total Core	100.0%	95.7%	95.4%	0.3%

Year over Year Comparison
First Quarter 2013 vs. First Quarter 2012
Region	% Units	1Q '13	1Q '12	Variance
Baltimore	23.4%	94.4%	94.5%	(0.1%)
Boston	8.5%	96.4%	95.8%	0.6%
Chicago	6.6%	96.8%	95.6%	1.2%
Florida	2.2%	94.0%	94.1%	(0.1%)
Long Island, New Jersey	18.4%	96.6%	96.1%	0.5%
Philadelphia	13.0%	95.9%	95.2%	0.7%
Washington, D.C.	27.9%	95.4%	93.7%	1.7%

Total Core	100.0%	95.7%	94.9%	0.8%

March vs. Quarter Comparison
Region	% Units	Mar '13	1Q '13	Variance
Baltimore	23.4%	94.6%	94.4%	0.2%
Boston	8.5%	97.3%	96.4%	0.9%
Chicago	6.6%	97.2%	96.8%	0.4%
Florida	2.2%	94.7%	94.0%	0.7%
Long Island, New Jersey	18.4%	96.7%	96.6%	0.1%
Philadelphia	13.0%	96.1%	95.9%	0.2%
Washington, D.C.	27.9%	95.3%	95.4%	(0.1%)

Total Core	100.0%	95.8%	95.7%	0.1%

Net Operating Results - Core Properties

Sequential Results
First Quarter 2013 vs. Fourth Quarter 2012
		Base Rental	Total
Region	% Units	Revenues(1)	Revenues	Expenses	NOI
Baltimore	23.4%	1.0%	1.9%	0.7%	2.5%
Boston	8.5%	1.0%	1.3%	10.3%	(3.6%)
Chicago	6.6%	2.0%	3.2%	9.8%	(1.6%)
Florida	2.2%	1.6%	2.4%	5.5%	(0.2%)
Long Island, New Jersey	18.4%	0.1%	0.9%	13.1%	(6.0%)
Philadelphia	13.0%	1.2%	3.3%	2.5%	3.8%
Washington, D.C.	27.9%	0.7%	1.6%	1.0%	1.9%

Total Core	100.0%	0.8%	1.8%	5.1%	(0.1%)

Year over Year Results
First Quarter 2013 vs. First Quarter 2012
		Base Rental	Total
Region	% Units	Revenues(1)	Revenues	Expenses	NOI
Baltimore	23.4%	3.4%	2.9%	(0.2%)	4.4%
Boston	8.5%	4.8%	4.9%	0.3%	7.9%
Chicago	6.6%	4.1%	4.1%	1.6%	6.2%
Florida	2.2%	6.3%	5.3%	(9.5%)	23.5%
Long Island, New Jersey	18.4%	3.9%	3.4%	1.4%	4.9%
Philadelphia	13.0%	4.8%	3.6%	(1.3%)	6.9%
Washington, D.C.	27.9%	4.5%	4.0%	3.1%	4.5%

Total Core	100.0%	4.2%	3.7%	0.9%	5.4%

(1)	Reflects net change in base rental revenues before utility reimbursements and economic occupancy changes.

Percentage Change in New Lease and Renewal Lease Rents Compared to
Expiring Lease Rents - Core Properties

	1Q '12		2Q '12		3Q '12		4Q '12		YTD '12
Region	New	Renewal	New	Renewal	New	Renewal	New	Renewal	New	Renewal
Baltimore	0.1%	3.6%	1.9%	3.4%	2.3%	4.0%	(0.1%)	4.3%	1.2%	3.9%

Boston	3.8%	4.1%	6.6%	3.6%	5.4%	4.5%	1.7%	4.3%	4.8%	4.1%

Chicago	0.1%	3.8%	1.5%	3.4%	3.1%	3.4%	(1.7%)	4.4%	1.1%	3.5%

Florida	1.1%	2.4%	5.9%	2.5%	4.9%	4.3%	5.5%	4.5%	4.0%	3.5%

Long Island, New Jersey	1.9%	4.0%	4.0%	3.3%	3.1%	3.4%	1.2%	3.1%	2.8%	3.3%

Philadelphia	6.0%	3.0%	6.7%	3.4%	4.6%	4.5%	(0.4%)	3.5%	4.4%	3.9%

Washington, D.C.	1.3%	4.1%	3.4%	3.9%	3.5%	4.3%	1.3%	4.5%	2.5%	4.1%

Total Core	1.8%	3.8%	3.8%	3.5%	3.4%	4.0%	0.7%	3.9%	2.6%	3.8%

	1Q '13
Region	New	Renewal
Baltimore	1.6%	3.7%

Boston	1.9%	3.4%

Chicago	0.5%	3.0%

Florida	4.6%	4.3%

Long Island, New Jersey	3.8%	3.1%

Philadelphia	(0.4%)	2.9%

Washington, D.C.	(0.3%)	4.1%

Total Core	1.3%	3.6%

Resident Statistics

Top Six Reasons for Moveouts
		1Q '13	4Q '12	3Q '12	2Q '12	1Q '12	Year '12	Year '11	Year '10
Eviction, skip		14.9%	14.3%	12.7%	12.8%	16.9%	14.2%	16.4%	15.6%

Employment related		14.7%	14.1%	12.5%	13.4%	12.6%	13.2%	13.4%	13.9%

Transfer within HME		14.1%	13.3%	12.5%	11.5%	15.0%	13.1%	11.6%	12.3%

Location, apartment size		12.3%	12.1%	13.0%	13.5%	11.7%	12.6%	13.1%	12.1%

Home purchase		11.2%	13.0%	11.2%	11.2%	9.6%	11.3%	10.4%	11.0%

Rent level		9.9%	10.5%	11.0%	10.8%	11.0%	10.8%	10.5%	10.0%

Traffic - Core Properties			Turnover - Core Properties
		Signed
	Traffic	Leases
	1Q '13	1Q '13
	vs.	vs.
Region	1Q '12	1Q '12	1Q '13	1Q '12
Baltimore	(8.8%)	(6.6%)	7.9%	8.7%
Boston	15.1%	18.3%	8.6%	6.7%
Chicago	0.7%	7.7%	9.5%	10.2%
Florida	(22.9%)	(19.5%)	10.2%	12.2%
Long Island	6.5%	(4.4%)	7.3%	6.8%
New Jersey	(1.1%)	11.5%	7.7%	8.1%
Philadelphia	(6.2%)	(1.9%)	8.5%	7.8%
Washington, D.C.	(13.4%)	(4.2%)	7.5%	7.9%

Total Core	(5.3%)	(1.2%)	8.0%	8.1%

Bad Debt as % of Rent and Utility Recovery
	1Q '13	1Q '12
Total Core	0.91%	0.96%

Net Operating Income Detail
($ in thousands, except per unit data)

Core Properties
			Qtr	%
	1Q '13	1Q '12	Variance	Variance
Rent	$141,296	$135,570	$5,726	4.2%
Utility recovery	7,245	7,166	79	1.1%
Rent including recoveries	148,541	142,736	5,805	4.1%
Other income	6,675	6,947	(272)	(3.9%)
Total income	155,216	149,683	5,533	3.7%
Operating & maintenance	(57,823)	(57,319)	(504)	(0.9%)
Core Properties NOI	$97,393	$92,364	$5,029	5.4%

Physical Occupancy	95.7%	94.9%	0.8%

Weighted Avg Rent per Unit	$1,277	$1,236	$41	3.3%

Acquired Properties (1)		Redevelopment Property (2)
	1Q '13		1Q '13
Rent	$7,896	Rent	$2,951
Utility recovery	223	Utility recovery	166
Rent including recoveries	8,119	Rent including recoveries	3,117
Other income	276	Other income	103
Total income	8,395	Total income	3,220
Operating & maintenance	(2,969)	Operating & maintenance	(1,218)
Acquired Properties NOI	$5,426	Redevelopment Property NOI	$2,002

Physical Occupancy	94.1%	Physical Occupancy	75.3%

Weighted Avg Rent per Unit	$1,207	Weighted Avg Rent per Unit	$1,542

(1)	Acquired Properties consist of both acquired and stabilized development properties subsequent to January 1, 2012, such that full year operating results are not available.
(2)	The Redevelopment Property is Arbor Park of Alexandria, where 851 units in 52 buildings commenced renovation in 2011 on a building by building basis.

Seasonality Factor for NAV Calculation

To annualize net operating income in order to calculate a net asset value, the seasonality factor to apply to the current quarter's effective NOI run rate is 25.0%.  This will adjust for the typical seasonal variability in NOI for each quarter.

Operating Expense Detail - Core Properties
($ in thousands)

			Qtr	%
	1Q '13	1Q '12	Variance	Variance
Electricity	$2,011	$2,205	$(194)	(8.8%)
Gas	6,163	5,928	235	4.0%
Water & sewer	4,503	4,484	19	0.4%
Repairs & maintenance	6,234	6,297	(63)	(1.0%)
Personnel expense	13,670	12,678	992	7.8%
Advertising	1,118	1,160	(42)	(3.6%)
Legal & professional	387	616	(229)	(37.2%)
Office & telephone	1,597	1,890	(293)	(15.5%)
Property insurance	1,110	2,315	(1,205)	(52.1%)
Real estate taxes	15,212	14,244	968	6.8%
Snow	843	279	564	202.2%
Trash	840	889	(49)	(5.5%)
Property management G&A	4,135	4,334	(199)	(4.6%)
Total Core	$57,823	$57,319	$504	0.9%

Discontinued Operations (1)
($ in thousands)

The operating results of discontinued operations are summarized as follows for the three months ended March 31, 2013 and 2012:

	1Q '13	1Q '12
Revenues:
Rental income	$2,002	$6,432
Property other income	210	662
Total revenues	2,212	7,094
Expenses:
Operating and maintenance	674	2,544
Interest (2)	1,740	1,065
Depreciation and amortization	368	1,597
Total expenses	2,782	5,206
Income (loss) from discontinued operations	$(570)	$1,888

(1)	Discontinued operations consists of two properties (424 units) disposed in 3Q '12, four properties (1,172 units) disposed in 4Q '12 and two properties (511 units) disposed in 1Q '13.
(2)	Includes debt extinguishment costs and other one-time costs of $1,416 incurred as a result of repaying property specific debt triggered upon sale for the three months ended March 31, 2013.

Summary of Recent Acquisitions
($ in millions, except unit and per unit data)

							Wtd Avg
			Purchase	# of	Cap (1)	Purchase	Price per
Community	Region	State	Date	Units	Rate	Price	Unit
2013 Acquisitions
			Total 2013	-		$-
2012 Acquisitions
The Manor East	Washintgon, D.C.	VA	5/11/2012	164	7.0%	$16.2	$98,780
Woodway at Trinity Centre	Washington, D.C.	VA	5/17/2012	504	5.7%	96.0	190,476
Howard Crossing	Baltimore	MD	6/28/2012	1,350	5.9%	186.0	137,778
			Total 2012	2,018	5.9%	$298.2	$147,770

	Total 2013 and 2012 Acquisitions			2,018	5.9%	$298.2	$147,770

(1)	Capitalization (Cap) rate based on projected NOI at the time of acquisition after an allowance for a 2.7% management fee but before capital expenditures.

Summary of Recent Sales
($ in millions, except unit and per unit data)
							Wtd Avg
			Sale	# of	Cap (2)	Sales	Price per
Community	Region	State	Date	Units	Rate	Price	Unit
2013 Sales
South Bay Manor	Long Island	NY	3/14/2013	61	6.4%	$11.1	$181,967
Falkland Chase	Washington, D.C.	MD	3/29/2013	450	5.5%	98.0	217,778
Sold after the close of the 1st quarter
Castle Club	Philadelphia	PA	4/10/2013	158	7.2%	15.0	94,937
			Total 2013	669	5.8%	$124.1	$185,501
2012 Sales
Chesterfield Apartments	Philadelphia	PA	9/13/2012	247	6.1%	$25.2	$101,842
Woodholme Manor	Baltimore	MD	9/20/2012	177	7.0%	16.0	90,395
Curren Terrace	Philadelphia	PA	10/11/2012	318	6.0%	29.8	93,689
Falcon Crest	Baltimore	MD	11/8/2012	396	6.8%	46.0	116,162
Timbercroft	Baltimore	MD	12/13/2012	284	6.3%	29.2	102,641
Glen Brook	Philadelphia	PA	12/21/2012	174	6.1%	13.5	77,586
			Total 2012	1,596	6.4%	$159.6	$99,999

	Total 2013 and 2012 Sales			2,265	6.1%	$283.7	$125,253

(2)	Capitalization (Cap) rate based on historical NOI after an allowance for a 2.7% management fee but before capital expenditures.

Breakdown of Units

			Net			Net
			Acquired/			Acquired/
		As of	Developed	As of	12/31/2012	Developed	As of	3/31/2013
Region	State	12/31/2011	in 2012	12/31/2012	% of Units	in 2013	3/31/2013	% of Units
Baltimore	MD	9,984	493	10,477	24.6%	-	10,477	24.9%
Boston	MA/ME	3,304	(1)	3,303	7.7%	-	3,303	7.8%
Chicago	IL	2,566	-	2,566	6.0%	-	2,566	6.1%
Florida	FL	836	-	836	2.0%	-	836	2.0%
Long Island, New Jersey	NY/NJ	7,225	-	7,225	16.9%	(61)	7,164	17.0%
Philadelphia	PA	5,806	(739)	5,067	11.9%	-	5,067	12.0%
Washington, D.C.	MD/VA	12,230	931	13,161	30.9%	(450)	12,711	30.2%
Total		41,951	684	42,635	100.0%	(511)	42,124	100.0%

Debt Summary Schedule
($ in thousands)
		Interest	03/31/13
Property	Lender	Rate %	Balance	Maturity Date
Fixed Rate Secured

Multi-Property Facility	Prudential - Fannie Mae	6.48%	$100,000	08/31/13
Saddle Brook Apts. - 1st	Wells Fargo - Fannie Mae	5.84%	26,266	11/01/13
Saddle Brook Apts. - 2nd	Wells Fargo - Fannie Mae	6.29%	3,077	11/01/13
The Apts. At Wellington Trace	M&T Realty - Freddie Mac	5.52%	22,806	04/01/14
Hawthorne Court	Centerline (CIII) - Fannie Mae	5.27%	32,764	07/01/14
The Greens at Columbia	M&T Realty-Fannie Mae	3.93%	9,195	08/01/14
Westchester West - 1st	Berkeley Point Capital - Freddie	6.15%	26,136	03/01/15
Westchester West - 2nd	Berkeley Point Capital - Freddie	6.64%	7,277	03/01/15
Stratford Greens	Capital One Bank	5.75%	29,644	07/01/15
Sayville Commons	M&T Realty - Freddie Mac	5.00%	37,818	08/01/15
Charleston Place	Wells Fargo - Freddie Mac	3.77%	32,105	09/01/15
Charleston Place	Wells Fargo - Freddie Mac	3.77%	22,083	09/02/15
Charleston Place	Wells Fargo - Freddie Mac	3.77%	19,199	09/03/15
Cypress Place Apartments	Prudential - Fannie Mae	6.56%	9,890	11/01/15
Golf Club Apartments	Prudential - Fannie Mae	6.38%	31,861	11/01/15
Northwood Apartments	M&T Realty - Freddie Mac	5.50%	10,177	12/01/15
Cinnamon Run - 1st	M&T Realty - Freddie Mac	5.25%	48,038	01/01/16
Cinnamon Run - 2nd	M&T Realty - Freddie Mac	5.55%	4,989	01/01/16
Peppertree Farm - 1st	M&T Realty - Freddie Mac	5.25%	73,940	01/01/16
Peppertree Farm - 2nd	M&T Realty - Freddie Mac	5.55%	1,814	01/01/16
The Hamptons/Vinings at Hamptons	Prudential - Fannie Mae	5.57%	48,649	02/01/16
Devonshire - 1st	Wachovia - Fannie Mae	5.60%	35,629	04/01/16
Devonshire - 2nd	Wachovia - Fannie Mae	6.24%	8,095	04/01/16
Mid-Island	Prudential - Fannie Mae	5.48%	18,769	04/01/16
Owings Run 1 & 2	Prudential - Fannie Mae	5.59%	40,651	04/01/16
The Manor East	KeyBank - Freddie Mac	3.25%	7,072	04/01/16
Country Village	Centerline (CIII) - Fannie Mae	5.52%	17,880	06/01/16
Fox Hall Apartments	Columbia Nat'l - Freddie Mac	5.61%	47,000	06/01/17
Mill Towne Village	Prudential - Fannie Mae	5.99%	24,239	09/01/17
Royal Gardens Apts.	M&T Realty - Freddie Mac	5.83%	47,000	11/01/17
Village Square 1, 2 & 3	Prudential - Fannie Mae	5.81%	39,285	12/01/17
Chatham Hill	M&T Realty - Freddie Mac	5.59%	42,991	01/01/18
William Henry Apartments	PNC - Fannie Mae	4.85%	27,722	01/01/18
Seminary Towers Apartments	Prudential - Fannie Mae	5.49%	53,515	07/01/18
The Manor (MD)	Prudential - Fannie Mae	4.23%	44,867	11/01/18
Bonnie Ridge - 1st	Prudential Life	6.60%	8,610	12/15/18

		Interest	03/31/13
Property	Lender	Rate %	Balance	Maturity Date

Bonnie Ridge - 2nd	Prudential Life	6.16%	16,879	12/15/18
Bonnie Ridge - 3rd	Prudential Life	6.07%	23,969	12/15/18
Annapolis Roads	Amerisphere - Fannie Mae	5.12%	23,252	01/01/19
Ridgeview at Wakefield Valley	M&T Realty - Freddie Mac	5.75%	17,675	01/01/19
The Sycamores	M&T Realty - Freddie Mac	5.71%	20,603	01/01/19
Top Field Apartments	M&T Realty - Fannie Mae	4.84%	16,085	01/01/19
Westwood Village	M&T Realty - Freddie Mac	5.68%	45,138	01/01/19
The Brooke at Peachtree	Wells Fargo - Fannie Mae	5.47%	11,926	07/01/19
Glen Manor	Prudential - Fannie Mae	5.83%	7,686	08/01/19
Ridley Brook	Prudential - Fannie Mae	5.83%	12,759	08/01/19
The Courts at Fair Oaks	Walker&Dunlop - Freddie CME	4.50%	47,907	08/01/19
Southern Meadows	Red Mortgage - Fannie Mae	5.36%	39,496	10/01/19
Elmwood Terrace	M & T Realty - Fannie Mae	5.56%	25,948	11/01/19
Lakeview	Greystone - Fannie Mae	5.31%	8,804	12/01/19
The Landings	Prudential - Fannie Mae	5.60%	25,367	01/01/20
East Meadow Apartments	M&T Realty - Freddie Mac	5.40%	14,279	05/01/20
Selford Townhomes	M&T Realty - Freddie Mac	5.40%	8,632	05/01/20
Stone Ends Apts.	M&T Realty - Freddie Mac	5.40%	24,314	05/01/20
Tamarron Apartments	M&T Realty - Freddie Mac	5.40%	14,286	05/01/20
The Manor (VA)	M&T Realty - Freddie Mac	5.40%	13,409	05/01/20
Woodmont Village	M&T Realty - Freddie Mac	5.40%	9,675	05/01/20
Trexler Park	Greystone - Fannie Mae	4.34%	37,243	08/01/20
Arbor Park of Alexandria	Prudential - Fannie Mae	4.35%	93,911	11/01/20
New Orleans Park	M & T Realty - Fannie Mae	4.58%	22,842	11/01/20
Racquet Club East	PNC - Fannie Mae	4.74%	36,575	12/01/20
Heritage Woods Apts	Greystone - Fannie Mae	5.39%	14,077	01/01/21
The Meadows at Marlborough	Prudential - Fannie Mae	5.50%	20,566	01/01/21
Home Properties of Devon	M & T Realty - Fannie Mae	4.85%	58,997	08/01/21
Pleasant View Gardens	Prudential - Fannie Mae	4.51%	92,958	11/01/21
Dunfield Townhomes	Midland Mortgage - HUD	5.25%	10,884	09/01/28
Highland House	Arbor Comml - Fannie Mae	6.32%	5,498	01/01/29

Wtd Avg - Fixed Secured		5.29%	$1,882,693

		Interest	03/31/13
Property	Lender	Rate %	Balance	Maturity Date
Variable Rate Secured

Virginia Village	Wachovia - Freddie Mac	2.09%	$28,068	07/01/15
Hill Brook Apts	M&T Realty - Freddie Mac	3.12%	12,213	09/01/16
Wayne Village	M&T Realty - Freddie Mac	3.27%	24,889	09/01/16
Cider Mill Apts	M&T Realty - Freddie Mac	3.11%	59,776	01/01/17
The Heights at Marlborough	PNC Real Estate	3.28%	22,505	01/01/17
Sherry Lake	M&T Realty - Freddie Mac	2.95%	24,782	04/01/17

Wtd Avg - Variable Secured		2.97%	$172,233

Wtd Avg - Total Secured Debt		5.09%	$2,054,926

Fixed Rate Unsecured
Private Placement Senior Notes - Series A	Various Investors	4.46%	$90,000	12/19/18
Private Placement Senior Notes - Series B	Various Investors	5.00%	60,000	12/19/21
Senior Notes	Prudential Life Insurance	4.16%	50,000	06/27/19
Bank Term Loan w/ Interest Rate Swap	M and T Bank et. al.	1.99%	250,000	12/08/16

Variable Rate Unsecured
Revolving Line of Credit	M and T Bank et. al.	1.96%	169,000	12/08/15

Wtd Avg - Total Unsecured Debt		2.81%	$619,000

Total Combined Debt		4.57%	$2,673,926

				Maturity Date/
		Interest	03/31/13	Years to
Property	Lender	Rate %	Balance	Maturity

% Of Portfolio – Fixed 87.2%
% Of Portfolio – Variable 12.8%
		Interest		Years To
		Rate %		Maturity
Wtd Avg - Total Fixed Rate Debt		4.87%		4.89
Wtd Avg - Total Variable Rate Debt		2.47%		3.09
Wtd Avg - Combined Debt		4.57%		4.66

Total Debt Maturity Schedule Exclusive of Revolving Line of Credit
Year of Maturity	Fixed Rate		Variable Rate		Total
	Wtd Avg		Wtd Avg			% Of
	Rate	Debt	Rate	Debt	Debt	Total
2013	6.34%	$129,343	0.00%	$-	$129,343	5.16%
2014	5.17%	64,765	0.00%	-	64,765	2.59%
2015	5.17%	226,190	2.09%	28,068	254,258	10.15%
2016	3.87%	555,526	3.22%	37,102	592,628	23.66%
2017	5.78%	157,524	3.11%	107,063	264,587	10.56%
2018	5.07%	308,553	0.00%	-	308,553	12.32%
2019	5.14%	327,279	0.00%	-	327,279	13.07%
2020	4.81%	300,533	0.00%	-	300,533	12.00%
2021	4.84%	246,598	0.00%	-	246,598	9.84%
2022	0.00%	-	0.00%	-	-	0.00%
2023 - 2029	5.61%	16,382	0.00%	-	16,382	0.65%
TOTAL	4.87%	$2,332,693	2.97%	$172,233	$2,504,926	100.00%

Debt Summary Schedule

Unencumbered Properties

Property		# Units	Region	State
Cambridge Court		544	Baltimore	MD
Canterbury Apartments	*	618	Baltimore	MD
Gateway Village		132	Baltimore	MD
Howard Crossing		1,350	Baltimore	MD
Middlebrooke Apartments		208	Baltimore	MD
Morningside Heights		1,050	Baltimore	MD
The Coves at Chesapeake		469	Baltimore	MD
Westbrooke Apartments		110	Baltimore	MD
Gardencrest		696	Boston	MA
Liberty Place		107	Boston	MA
The Commons at Haynes Farm		302	Boston	MA
The Village at Marshfield		276	Boston	MA
Westwoods		35	Boston	MA
The Townhomes of Beverly		204	Boston	MA
Liberty Commons		120	Boston	ME
Blackhawk Apartments		371	Chicago	IL
Courtyards Village		224	Chicago	IL
Lakeview Townhomes		120	Chicago	IL
The Colony		783	Chicago	IL
The Gates of Deer Grove		204	Chicago	IL
The New Colonies		672	Chicago	IL
Barrington Gardens	*	148	Long Island, New Jersey	NJ
East Hill Gardens		33	Long Island, New Jersey	NJ
Hackensack Gardens	*	198	Long Island, New Jersey	NJ
Jacob Ford Village		270	Long Island, New Jersey	NJ
Pleasure Bay		270	Long Island, New Jersey	NJ
Windsor Realty		67	Long Island, New Jersey	NJ
Bayview & Colonial		160	Long Island, New Jersey	NY
Cambridge Village		82	Long Island, New Jersey	NY
Crescent Club		257	Long Island, New Jersey	NY
Heritage Square		80	Long Island, New Jersey	NY
Holiday Square		144	Long Island, New Jersey	NY
Lake Grove Apartments		368	Long Island, New Jersey	NY

Unencumbered Properties

Property	# Units	Region	State
Yorkshire Village	40	Long Island, New Jersey	NY
Castle Club Apartments	158	Philadelphia	PA
Racquet Club South	103	Philadelphia	PA
Waterview	203	Philadelphia	PA
1200 East West Highway	248	Washington, D.C.	MD
Hunters Glen	108	Washington, D.C.	MD
Seminary Hill	296	Washington, D.C.	MD
The Courts at Huntington Station	421	Washington, D.C.	MD
Woodleaf Apartments	228	Washington, D.C.	MD
Braddock Lee	255	Washington, D.C.	VA
Mt. Vernon Square	1,387	Washington, D.C.	VA
Newport Village	937	Washington, D.C.	VA
Somerset Park	108	Washington, D.C.	VA
The Apts at Cobblestone Square	314	Washington, D.C.	VA
The Courts at Dulles	411	Washington, D.C.	VA
Village at Potomac Falls	247	Washington, D.C.	VA
Woodway at Trinity Centre	504	Washington, D.C.	VA

Total Number of Units:	16,640
Total Number of Properties:	50

*	Property added to unencumbered pool during 1Q 2013.

Recurring Capital Expenditure Summary

For 2013 the Company estimates that the amount of recurring, non-revenue enhancing capital expenditures incurred on an annual basis for a standard garden style apartment will remain unchanged at $848 per apartment unit.

The Company's policy is to capitalize costs related to the acquisition, development, rehabilitation, construction and improvement of properties.  Capital improvements are costs that increase the value and extend the useful life of an asset.  Ordinary repair and maintenance costs that do not extend the useful life of the asset are expensed as incurred.  Costs incurred on a lease turnover due to normal wear and tear by the resident are expensed on the turn.  Recurring capital improvements typically include appliances, carpeting and flooring, HVAC equipment, kitchen and bath cabinets, new roofs, site improvements and various exterior building improvements.  Non-recurring, revenue generating upgrades include, community centers, new windows, and kitchen and bath apartment upgrades.  Revenue generating capital improvements are expected to directly result in increased rental earnings or expense savings.  The Company capitalizes interest and certain internal personnel costs related to the communities under rehabilitation and construction.

The table below is a list of the items that management considers recurring, non-revenue enhancing capital and maintenance expenditures for a standard garden style apartment.  Included are the per unit replacement cost and the useful life that Management estimates the Company incurs on an annual basis.

				Maintenance
			Capitalized	Expense	Total
	Capitalized		Expenditure	Cost per	Cost per
	Cost per	Useful	per Unit	Unit	Unit
Category	Unit	Life(1)	per Year(2)	per Year(3)	per Year
Appliances	$1,624	9	$180	$13	$193
Blinds, shades	135	3	45	5	50
Carpets, cleaning	760	4	190	142	332
Computers, equipment, misc.(4)	120	6	20	2	22
Contract repairs	-	-	-	250	250
Exterior painting (5)	84	3	28	-	28
Flooring	250	9	28	24	52
Furnace, air (HVAC)	854	24	36	24	60
Hot water heater	293	7	42	-	42
Interior painting	-	-	-	178	178
Kitchen, bath cabinets upgrades	1,200	15	80	-	80
Landscaping site	-	-	-	120	120
New roof	880	24	37	-	37
Parking lot site	750	15	50	-	50
Pool, exercise facility	147	15	10	38	48
Windows major	1,663	20	83	-	83
Miscellaneous (6)	326	17	19	-	19
Total	$9,086		$848	$796	$1,644

(1)	Estimated weighted average actual physical useful life of the expenditure capitalized.
(2)	This amount is not necessarily incurred each and every year. Some years will be higher, or lower depending on the timing of certain longer life expenditures.
(3)
These expenses are included in the Operating and Maintenance line item of the Consolidated Statement of Operations.  Maintenance labor costs are not included in the $796 per unit estimate.  All personnel costs for site supervision, leasing agents, and maintenance staff are combined and disclosed in the Company's Core Properties expense detail schedule.

(4)	Includes computers, office equipment, furniture, and maintenance vehicles.
(5)
The level of exterior painting may be lower than other similarly titled presentations as the Company's portfolio has a significant amount of brick exteriors.  In addition, the other exposed surfaces are most often covered in aluminum or vinyl.

(6)	Includes items such as balconies, siding, and concrete sidewalks.

The breakdown of costs above reflects the Company's unique strategies to improve every property every year regardless of age, and to purchase older properties and rehabilitate and reposition them to enhance internal rates of return.  These strategies result in higher costs of capital expenditures and maintenance costs which permit the Company to realize higher revenue growth, higher net operating income growth and a higher rate of property appreciation.

Capital Expenditure Summary

The Company estimates that on an annual basis $848 per unit is spent on recurring capital expenditures in 2013.  During the three months ended March 31, 2013 approximately $212 per unit was spent on recurring capital expenditures.  The table below summarizes the actual total capital improvements incurred by major categories and an estimate of the breakdown of total capital improvements by major categories between recurring, and non-recurring revenue generating capital improvements for the three months ended March 31, 2013 as follows:

		For the three months ended March 31, 2013
		($ in thousands, except per unit data)
			Non-		Total
	Recurring		Recurring		Capital
	Capex	Per Unit(a)	Capex	Per Unit(a)	Improvements	Per Unit(a)
New buildings	$-	$-	$77	$2	$77	$2
Major building improvements	1,331	32	3,269	80	4,600	112
Roof replacements	379	9	68	2	447	11
Site improvements	614	15	294	7	908	22
Apartment upgrades	1,691	41	6,510	159	8,201	200
Appliances	1,432	35	-	-	1,432	35
Carpeting/flooring	2,232	55	367	8	2,599	63
HVAC/mechanicals	799	20	1,472	36	2,271	56
Miscellaneous	205	5	919	22	1,124	27
Total	$8,683	$212	$12,976	$316	$21,659	$528

(a)	Calculated using the weighted average number of units owned, including 38,941 core units, and 2012 acquisition units of 2,018 for the three months ended March 31, 2013.

The schedule below summarizes the breakdown of total capital improvements between core and non-core as follows:

	For the three months ended March 31, 2013
	($ in thousands, except per unit data)
			Non-		Total
	Recurring		Recurring		Capital
	Capex	Per Unit(a)	Capex	Per Unit(a)	Improvements	Per Unit(a)
Core Communities	$8,255	$212	$12,095	$311	$20,350	$523
2012 Acquisition Communities	428	212	881	437	1,309	649
Subtotal	8,683	212	12,976	316	21,659	528
2013 Disposed Communities	37	75	0	-	37	75
2012 Disposed Communities	-	-	-	-	-	-
Corporate office expenditures (b)	-	-	-	-	311	-
Total	$8,720	$212	$12,976	$316	$22,007	$528
(a)	Calculated using the weighted average number of units owned, including 38,941 core units, 2012 acquisition units of 2,018, and 2013 disposed units of 489 for the three months ended March 31, 2013.
(b)
No distinction is made between recurring and non-recurring expenditures for corporate office.  Corporate office expenditures includes principally computer hardware, software, office furniture, fixtures and leasehold improvements.  Corporate office expenditures are excluded from per unit figures.

Adjusted Net Operating Income - Core Properties
($ in thousands)
	Quarter	Quarter
	3/31/2013	3/31/2012	Change
Net Operating Income	$97,393	$92,364	5.4%
Less: Non-recurring Capex @ 6%	(726)	-	-
Adjusted Net Operating Income	$96,667	$92,364	4.7%

Some of our Core Property NOI reflects incremental investments in the communities above and beyond normal capital replacements.  After charging ourselves a 6% cost of debt capital on these additional expenditures, what we refer to as the adjusted NOI for the quarter is recalculated and presented above.

Development Pipeline as of March 31, 2013
($ in thousands)
											%
		Units		Cost	Costs				%	%	Physical
	Property	when	Cost	Estimate	Incurred		Initial	Date	Complete	Leased	Occup
	Type	Complete	Estimate	Per Unit	(1)	Start	Occup	Complete	(2)	(3)	(4)
Under construction:
Eleven55 Ripley	Mid-Rise and	379	$111,000	$293	$74,161	4Q 11	4Q 13	1H 14	0.0%	n/a	n/a
Silver Spring, MD	High-Rise

Courts at Spring Mill Station	Donut/ Podium	385	89,000	231	25,182	2Q 12	1Q 14	2H 14	0.0%	n/a	n/a
Conshohocken, PA

Pre-construction:
Westpark Tysons (part of Arbor Row	Mid-Rise and	694	232,000	334	31,049	1H 14	tbd	tbd	n/a	n/a	n/a
final development plan)	High-Rise
Tysons Corner, VA

Total					$130,392

(1)	Classified as Construction in Progress at March 31, 2013.
(2)	Represents the percentage of units that have been completed and are available to rent as of April 30, 2013.
(3)	Represents the percentage of units that have been leased as of April 30, 2013.
(4)	Represents the percentage of units occupied as of April 30, 2013.

2013 Earnings Guidance
	Actual
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year

2013 compared to 2012
FFO per share - 2013 guidance	$1.053	$1.07 - $1.11	To be provided		$4.32 - $4.44

Actual/Midpoint of guidance	$1.053	$1.09	next quarter		$4.38

FFO per share - 2012 actual	$0.979	$0.955	$1.093	$1.094	$4.125

Improvement projected	7.5%	14.1%			6.2%

The range for the year has been changed only to reflect the actual results for the first quarter as compared to expectations. The Company will consider updating the annual expectations at the time of the release of second quarter earnings.

2013 compared to 2012 based on "Operating FFO"
FFO per share - 2013 Operating FFO	$1.053	$1.07 - $1.11	To be provided		$4.35 - $4.47

Midpoint of guidance	$1.053	$1.09	next quarter		$4.41

Operating FFO per share - 2012 actual	$0.979	$1.000	$1.094	$1.094	$4.170

Improvement projected	7.5%	9.0%			5.8%

Difference between FFO and OFFO is expensed acquisition costs

The range for the year has been changed only to reflect the actual results for the first quarter as compared to expectations. The Company will consider updating the annual expectations at the time of the release of second quarter earnings.

Same store assumptions:
Same store total revenue growth	3.7%	3.7%	To be provided	(1)	3.5% to 4.5%

Same store expense growth	0.9%	2.7%	next quarter	(2)	2.5% to 3.5%

Same store NOI growth	5.4%	4.1%		(3)	3.5% to 4.5%

(1)	The range of same store total revenue growth remains unchanged from original guidance given in February.
(2)	The range for same store expense growth has been reduced from the 3.0% to 4.0% range provided in February reflecting 1ST QTR outperformance.
(3)	The range for same store NOI growth remains unchanged from original guidance given in February.

Occupancy assumptions:
Same store 2013 physical occupancy	95.7%	96.2%			95.8%

Same store 2012 physical occupancy	94.9%	96.0%	95.5%	95.4%	95.4%

Change in occupancy	0.8%	0.2%			0.4%

The projection for the year has been changed only to reflect the actual results for the first quarter as compared to expectations. The Company will consider updating the annual expectations at the time of the release of second quarter earnings.

2013 Earnings Guidance

General & Administrative costs are expected to decrease 14.7% at the midpoint and range between $28.8 million and $29.6 million.  The first two quarters are when we anticipate normal equity grants, pushing the dollar amount up higher in comparison to the year as a whole.  We expect the first quarter to range from $9.4 million to $9.6 million, and the second quarter to range from $7.4 million to $7.6 million.  The last two quarters settle back down to a range of $6.0 million to $6.2 million.Unchanged from original guidance

Interest Expense is projected to be $120.3 million to $121.1 million for the year, without significant differences between the quarters.  The expectation is now to be at or below the low end of this original range provided, due to lower anticipated acquisitions and improved bank line spreads.

	Actual
	First	Second	Third	Fourth	Year
	Quarter	Quarter	Quarter	Quarter	Quarter
Development NOI 2013 projected run rate - Ripley	$0	$0	$0	$200K	$200K

Acquisition range of $150 million to $250 million.	$0	$0	$100M	$100M	$200M

Disposition range of $250 million to $350 million	$109M	$15M	$88M	$88M	$300M

Anticipated expense from acquisition costs for 2013 of $1.9 million versus actual of $2.7 million in 2012.

Development spend of $115 million.

Capital expenditures:
Recurring	$36 million	Unchanged from original
Upgrading and repositioning	$100 million	guidance